UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, in connection with a review and update of the employment agreements with a number of executive officers and other key employees, URS Corporation (“URS”), directly and through certain subsidiaries, entered into amendments to the employment agreements with Thomas H. Hicks, Executive Vice President and Chief Financial Officer of URS (the “Hicks Amendment”), Gary V. Jandegian, President of the Infrastructure & Environment Division and Vice President of URS (the “Jandegian Amendment”), and Randall A. Wotring, President of the Federal Services Division and Vice President of URS (the “Wotring Amendment” and, together with the Hicks Amendment and the Jandegian Amendment, the “Amendments”).

Description of Amendments

Under each of the existing employment agreements with Messrs. Hicks, Jandegian and Wotring (collectively, the “Existing Agreements”), a “change in control” was deemed to occur if any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) became the beneficial owner of securities of URS representing more than 50% of the combined voting power of the then-outstanding securities ordinarily having the right to vote in elections of directors of URS. Each of the Amendments revised the definition of a change in control in the corresponding Existing Agreement to also include (i) any transaction as a result of which the stockholders of URS immediately prior to the transaction hold less than 50% of the beneficial ownership of the outstanding securities of the surviving entity following the transaction and (ii) any change in the membership of the Board of Directors of URS (the “Board”) as a result of which the incumbent directors (as defined in the Amendments) cease to constitute at least two-thirds of the members of the Board.  In addition, each of the Amendments eliminated certain provisions in the corresponding Existing Agreement that provided for “tax gross-up” payments intended to offset any excise taxes imposed if any payments provided to Messrs. Hicks, Jandegian or Wotring, respectively (“Payments”), were considered “excess parachute payments” subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended.  Instead, the Amendments substituted a “best after-tax provision,” pursuant to which such Payments may be reduced to eliminate or minimize any required excise tax payment.  The Wotring Amendment also revised the definition of “Good Reason” to include a change in Mr. Wotring’s principal office, without his written approval, to a location more than 25 miles from the location of his current principal office.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Hicks Amendment, the Jandegian Amendment and the Wotring Amendment, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K and incorporated herein by reference.  Except as described in the Amendments, the provisions of the Existing Agreements, each as previously filed with the Securities and Exchange Commission, are unmodified and remain in full force and effect.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Third Amendment to Employment Agreement between URS Corporation and H. Thomas Hicks, dated as of June 30, 2014.
99.2	Third Amendment to Employment Agreement between URS Corporation and Gary V. Jandegian, dated as of June 30, 2014.
99.3	Third Amendment to Employment Agreement between URS Federal Services, Inc. and Randall A. Wotring, dated as of June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: June 30, 2014	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Third Amendment to Employment Agreement between URS Corporation and H. Thomas Hicks, dated as of June 30, 2014.
99.2	Third Amendment to Employment Agreement between URS Corporation and Gary V. Jandegian, dated as of June 30, 2014.
99.3	Third Amendment to Employment Agreement between URS Federal Services, Inc. and Randall A. Wotring, dated as of June 30, 2014.